EXHIBIT 99.1

Apptio Announces Results for the First Quarter of 2017

Q1 subscription revenue of $36.2 million, up 20% year-over-year

Bellevue, WA (May 4, 2017) - Apptio, Inc. (NASDAQ:APTI), the business management system of record for hybrid IT, today announced results for the quarter ended March 31, 2017.

"Our first quarter was highlighted by subscription revenue growth of 20%, as we saw solid demand from both our strategic and enterprise segments,” said Sunny Gupta, co-founder and CEO, Apptio. “We are pleased by our free cash flow of over $10 million, our continued innovation, and our high competitive win rates.”

First Quarter Financial Summary

•

Subscription revenue was $36.2 million, an increase of 20% from the first quarter of 2016, and comprised 82% of total revenue. Services revenue was $7.7 million, an increase of 18% from the first quarter of 2016.  Total revenue was $43.9 million, an increase of 19% from the first quarter of 2016.

•

GAAP gross margin of 64.9% remained in line with the first quarter of 2016 gross margin of 65.8%.  Non-GAAP gross margin of 66.4% remained in line with the first quarter of 2016 non-GAAP gross margin of 66.6%.

•

GAAP operating margin was negative 15.3%, in line with GAAP operating margin of negative 15.3% in the first quarter of 2016. Non-GAAP operating margin improved to negative 7.0%, as compared to non-GAAP operating margin of negative 10.2% in the first quarter of 2016.

•

GAAP net loss per basic and diluted share was $0.17 based on 38.4 million weighted average shares outstanding, compared to a GAAP net loss per basic and diluted share of $0.45 based on 13.0 million weighted average shares outstanding in the first quarter of 2016.

•

Non-GAAP net loss per basic and diluted share was $0.08 based on 38.4 million weighted average shares outstanding, compared to a non-GAAP net loss per basic and diluted share of $0.31 based on 13.0 million weighted average shares outstanding in the first quarter of 2016.

•

For the three months ended March 31, 2017, net cash provided by operating activities was $11.9 million as compared to $10.0 million in the comparable period last year.  Free cash flow was positive $10.4 million, as compared to positive $9.8 million in the three months ended March 31, 2016.

•	Cash, cash equivalents and marketable securities were approximately $127.7 million as of March 31, 2017.

Recent Business Highlights

•

Announced new Interactive Benchmarking product with the ability to customize peer selections and more flexibility to interact with the entire benchmark dataset, including unique anonymized data from Apptio’s community of customers.

•	Announced the next generation of our Bill of IT application with the ability to set rates and prices to deliver a configurable email “bill” to the business.

Financial Outlook

Apptio provides guidance based on current market conditions and expectations and actual results may differ materially. Please refer to the company’s comments below regarding Forward Looking Statements. Apptio is initiating guidance for the second quarter ending June 30, 2017 and for the full year 2017 as follows:

Second quarter of 2017:

•	Total revenue is expected to be in the range of $43.5 to $44.0 million
•	Non-GAAP operating loss between $4.5 and $5.0 million

Full year 2017:

•	Total revenue is expected to be in the range of $179.0 and $182.0 million
•	Non-GAAP operating loss between $15.0 and $17.0 million

All forward-looking non-GAAP financial measures contained in this section titled "Financial Outlook" exclude the effects of stock-based compensation expense.

Conference Call Information

Apptio plans to host a conference call today to discuss the results. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed by dialing 844-233-0116 (passcode: 3151602), or if outside North America, by dialing 574-990-1011 (passcode: 3151602). Individuals may also access the live teleconference from the investor relations section of the Apptio website at investors.apptio.com. A replay will be available following completion of the live broadcast.

About Apptio
Apptio (NASDAQ: APTI) is the business management system of record for hybrid IT. We transform the way IT runs its business and makes decisions. With our cloud-based applications, IT leaders manage, plan and optimize their technology investments across on-premises and cloud. With Apptio, IT leaders become strategic partners to the business by demonstrating the value of IT investments, accelerate innovation and shift their technology investments from running the business to digital innovation. Hundreds of customers, including more than 40 percent of the Fortune 100, choose Apptio as their business system of record for hybrid IT. For more information, please visit www.Apptio.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our strategy, prospects, customer demand, application adoption and our financial outlook for the second quarter of, and full year, 2017. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the U.S. Securities and Exchange Commission, including, without limitation, the Annual Report on Form 10-K filed with the SEC on February 17, 2017.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we use the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss per basic and diluted share, and free cash flow. In computing these measures, with the exception of free cash flow, we exclude the effects of stock-based compensation expense. We define free cash flow as net cash used in operating activities, less the purchases of property and equipment. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our ongoing core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned "Results of Operations GAAP to Non-GAAP Reconciliation" included at the end of this release. We have not reconciled guidance for non-GAAP metrics to their most directly comparable GAAP measures because such items that impact these measures are not within our control or cannot be reasonably predicted.

Apptio, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenue
Subscription	$36,187	$30,277
Professional services	7,744	6,566
Total revenue	43,931	36,843
Cost of revenue
Subscription	7,850	6,480
Professional services	7,569	6,116
Total cost of revenue	15,419	12,596
Gross profit	28,512	24,247
Operating expenses
Research and development	9,658	8,431
Sales and marketing	19,026	16,287
General and administrative	6,534	5,180
Total operating expenses	35,218	29,898
Loss from operations	(6,706)	(5,651)
Other income (expense)
Interest income (expense) and other, net	236	(57)
Foreign exchange loss	(52)	(112)
Loss before provision for income taxes	(6,522)	(5,820)
Provision for income taxes	(25)	(76)
Net loss	$(6,547)	$(5,896)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.45)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	38,407	12,996

Apptio, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$37,904	$42,007
Short-term investments	73,329	36,741
Accounts receivable, net of allowance for doubtful accounts
of $196 and $122	38,573	58,587
Prepaid expenses and other current assets	5,587	5,440
Total current assets	155,393	142,775
Long-term assets
Property and equipment, net of accumulated depreciation
of $18,336 and $17,091	12,899	12,827
Long-term investments	16,455	38,446
Other long-term assets	730	734
Total assets	$185,477	$194,782
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$5,094	$3,574
Accrued payroll and other expenses	13,412	14,073
Deferred revenue	90,620	97,885
Deferred rent	819	799
Capital leases	39	43
Total current liabilities	109,984	116,374
Long-term liabilities
Deferred revenue, net of current portion	1,949	2,254
Deferred rent, net of current portion	4,142	4,360
Capital leases, net of current portion	44	51
Asset retirement obligation	177	175
Total liabilities	116,296	123,214

Stockholders’ equity
Class A and Class B Common stock	4	4
Additional paid-in capital	276,165	271,982
Accumulated other comprehensive loss	(117)	(94)
Accumulated deficit	(206,871)	(200,324)
Total stockholders’ equity	69,181	71,568
Total liabilities, convertible preferred stock and stockholders' equity	$185,477	$194,782

Apptio, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(6,547)	$(5,896)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,530	1,482
Amortization of premiums on investments	23	14
(Gain) loss on disposal of property and equipment	(7)	21
Stock-based compensation	3,625	1,905
Accretion of expense on line of credit fees	9	30
Remeasurement of preferred stock warrant liability	--	(15)
Foreign exchange gain	(175)	--
Change in operating assets and liabilities
Accounts receivable	20,098	23,354
Prepaid expenses and other assets	290	(817)
Accounts payable	1,795	445
Accrued expenses	(958)	(5,637)
Deferred revenue	(7,570)	(4,767)
Deferred rent	(200)	(140)
Net cash provided by operating activities	11,913	9,979
Cash flows from investing activities
Purchases of property and equipment	(1,545)	(192)
Proceeds from sale of equipment	9	--
Proceeds from maturities of investments	6,800	--
Purchases of investments	(21,445)	--
Payment of security deposits	(9)	(27)
Net cash used in investing activities	(16,190)	(219)
Cash flows from financing activities
Payment of initial public offering costs	(243)	(178)
Proceeds from long-term debt	--	10,000
Proceeds from exercise of common stock options	558	387
Principal payments on capital lease obligations	(11)	(9)
Net cash provided by financing activities	304	10,200
Foreign currency effect on cash, cash equivalents and restricted cash	(130)	7
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,103)	19,967
Cash, cash equivalents and restricted cash
Beginning of period	42,007	19,756
End of period	$37,904	$39,723

Apptio, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue
Subscription	$36,187	$30,277
Professional services	7,744	6,566
Total revenue	43,931	36,843

Cost of revenue reconciliation:
GAAP subscription	7,850	6,480
Non-GAAP adjustment:
Stock-based compensation	(358)	(141)
Non-GAAP subscription cost of revenue	7,492	6,339

GAAP professional services	7,569	6,116
Non-GAAP adjustment:
Stock-based compensation	(318)	(154)
Non-GAAP professional services cost of revenue	$7,251	$5,962

Gross profit and gross margin reconciliation:
GAAP subscription gross profit	$28,337	$23,797
Non-GAAP adjustment:
Stock-based compensation	358	141
Non-GAAP subscription gross profit	28,695	23,938
GAAP subscription gross margin	78.3%	78.6%
Non-GAAP subscription gross margin	79.3%	79.1%

GAAP professional services gross profit	175	450
Non-GAAP adjustment:
Stock-based compensation	318	154
Non-GAAP professional services gross profit	493	604
GAAP professional services gross margin	2.3%	6.9%
Non-GAAP professional services gross margin	6.4%	9.2%

GAAP gross profit	28,512	24,247
Non-GAAP adjustment:
Stock-based compensation	676	295
Non-GAAP gross profit	$29,188	$24,542
GAAP gross margin	64.9%	65.8%
Non-GAAP gross margin	66.4%	66.6%

Operating expenses reconciliation:
GAAP research and development	$9,658	$8,431
Non-GAAP adjustment:
Stock-based compensation	(1,041)	(553)
Non-GAAP research and development	8,617	7,878
As a % of total revenue, non-GAAP	19.6%	21.4%

GAAP sales and marketing	19,026	16,287
Non-GAAP adjustment:
Stock-based compensation	(999)	(635)
Non-GAAP sales and marketing	18,027	15,652
As a % of total revenue, non-GAAP	41.0%	42.5%

GAAP General and administrative	6,534	5,180
Non-GAAP adjustment:
Stock-based compensation	(909)	(422)
Non-GAAP general and administrative	5,625	4,758
As a % of total revenue, non-GAAP	12.8%	12.9%

Loss from operations reconciliation:
GAAP loss from operations	(6,706)	(5,651)
Non-GAAP adjustment:
Stock-based compensation	3,625	1,905
Non-GAAP loss from operations	$(3,081)	$(3,746)
Loss from operations as a percentage of revenue:
GAAP loss from operations	(15.3%)	(15.3%)
Non-GAAP loss from operations	(7.0%)	(10.2%)

Net loss reconciliation:
GAAP	$(6,547)	$(5,896)
Non-GAAP adjustment:
Stock-based compensation	3,625	1,905
Non-GAAP Net loss	$(2,922)	$(3,991)

Basic and diluted net loss per share
reconciliation:
GAAP	$(0.17)	$(0.45)
Non-GAAP	$(0.08)	$(0.31)

Shares used to compute basic and diluted GAAP
and Non-GAAP net loss per share	38,407	12,996

Apptio, Inc.

Free Cash Flow Non-GAAP Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Net cash provided by operating activities	$11,913	$9,979
Less: purchases of property and equipment	(1,545)	(192)
Free cash flow	$10,368	$9,787

© 2017 Apptio, Inc. All rights reserved. Apptio and the Apptio logo are registered trademarks of Apptio, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Investor Contact:

Susanna Morgan

(425) 279-6101

ir@apptio.com

Media Contact:

Sarah Vreugdenhil

(425) 279-6097

pr@apptio.com